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                                                                  EXHIBIT 10.14
_______________________________________________________________________________





                                 TAX ALLOCATION
                                    AGREEMENT



                                  By and among


                            CLUB REGINA RESORTS, INC.


                                       and




         BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO






_______________________________________________________________________________




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                            TAX ALLOCATION AGREEMENT


         This Tax Allocation Agreement (this "AGREEMENT"), is made and entered into to be effective as of August 18, 1997, by and between Club Regina Resorts, Inc., a Nevada corporation ("BUYER") and Bancomer, S.A., Institucion de Banca Mulitiple, Grupo Financiero, a Mexican corporation ("SELLER").


                               W I T N E S S E T H


         WHEREAS, on December 20, 1996, Buyer, Seller, Desarrollos Turisticos Regina, S. de R.L. de C.V. (formerly Desarrollos Turisticos, Bancomer, S.A. de C.V.) (the "COMPANY") and CR Hotel Acquisition Company, LLC entered into a Stock Purchase Agreement (as amended and restated by a First Amended and Restated Stock Purchase Agreement dated as of June 25, 1997 and by a Second Amended and Restated Stock Purchase Agreement dated as of August 18, 1997 hereinafter the "PURCHASE AGREEMENT"), providing for the sale by Seller to Buyer of all of the outstanding equity securities of the Company, as well as all of the equity securities of the Real Estate Companies (as therein defined), held by Seller (the "STOCK").


         WHEREAS, in order to implement the sale of the Stock as contemplated in the Purchase Agreement, Seller agreed to carry out before the Closing Date (as defined in the Purchase Agreement), certain acts including those which are more fully described in Exhibit A hereto (the "PRE-ACQUISITION ACTS"), except for those Pre-Acquisition Acts described in paragraphs E., F., G., J., and M. of said Exhibit, and


         WHEREAS, the parties to this Agreement desire to clarify their respective rights and obligations with respect to certain tax and other related liabilities.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I


                                   DEFINITIONS


         Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.


                                   ARTICLE II


                                 TAX ALLOCATION


         2.1 Allocation of Tax Liability. (a) Seller shall be responsible for and shall indemnify and hold Buyer, the Company and its Subsidiaries and their respective Affiliates, absolutely harmless from and against all Taxes relating to the ownership and operations of the Company and its Subsidiaries for all taxable periods ending on or prior to the Closing Date, including the period beginning January 1, 1997 and ending on the Closing Date,

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including all Damages incurred by any of them relating to tax audits for all years open for the assessment of deficiencies through and including any taxable period ending on or before the Closing Date. The obligation of Seller set forth in this Section shall not be subject to any limitations, if any, contained elsewhere in this Agreement or the Purchase Agreement, but will survive the Closing Date until the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof).


         (b) Except as otherwise provided for herein, Buyer shall be responsible for and shall indemnify and hold Seller absolutely harmless against all Taxes relating to the ownership and operations of the Company and its Subsidiaries for all taxable periods beginning after the Closing Date or taxable transactions carried out and completed after the Closing Date, including all Damages incurred by any of them for all taxable periods beginning after the Closing Date.


         (c) Taxes attributable to a taxable period beginning before and ending after the Closing Date shall, except as otherwise provided hereunder, be allocated between Seller and Buyer on the actual activities carried out, taxable income or taxable loss of the Company and its Subsidiaries during such pre-closing partial period and such post-closing partial period based on an actual closing of the books and records of the Company and each of its Subsidiaries. The asset tax attributable to the Seller will be calculated using the tax basis of the assess and those deductible liabilities of the Company and its Subsidiaries as recorded on their books and records throughout the period from January 1, 1997 to August 17, 1997 multiplied by the applicable asset tax rate multiplied by the number of days between January 1, 1997 to August 17, 1997 divided by 365.


         (d) Buyer shall inform Seller of (i) the commencement of any audit or examination; (ii) any proposals of deficiencies; and (iii) the assessment of deficiencies with respect to the Company or any of its Subsidiaries. Items (i),
(ii) and (iii), shall be limited to Taxes relating to the ownership and operations of the Company and its Subsidiaries for all taxable periods ending on or prior to the Closing Date, including the period beginning January 1, 1997 and ending on the Closing Date. Seller shall not settle, compromise, accept, reject, protest, or appeal any adjustment or proposed adjustment in connection with any Tax audit or examination with respect to the Company or any of its Subsidiaries unless Seller has first obtained Buyer's written approval with respect to such adjustment, which written approval will not be unreasonably withheld. Buyer, after receipt of notice regarding any claim, proceeding or litigation with respect to (i),(ii) and (iii), shall notify Seller, within a term equivalent to half of the deadline period remaining for presenting response by Seller to the corresponding agencies, of such claim, proceeding or litigation. If Buyer does not comply with the preceding sentence, then Buyer shall be liable for such claim, proceeding or litigation. Buyer additionally agrees to provide Seller with any and all documentation hereto related that Seller shall reasonably request in order to respond, answer and/or defend any such claim, proceeding, litigation or notice.

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         (e) Regarding profit sharing to workers of the Company or any of its
Subsidiaries, Seller shall be responsible for any such profit sharing to worker corresponding to periods up to the Closing Date. The profit sharing to workers which may be payable for a period beginning before and ending after the Closing Date shall be allocated between Seller and Buyer based on an actual closing of the books and records of each the Company and its Subsidiaries and respective Affiliates as of the Closing date.


         (f) Tax Returns. Buyer at its own cost and expense will be responsible for the filing of all Tax Returns of the Company or any of its Subsidiaries for all periods ending after the Closing Date. Seller shall cooperate, at its own cost and expense, with Buyer in the filing of all Tax Returns and reports with respect to the ownership and operations of the Company and its Subsidiaries which are required to be filed for all periods ending on or before the Closing Date and in the period beginning before and ending after the Closing Date (giving effect to any extensions available therefor).


         2.2 Indemnification by Seller. Subject to the provisions of this
Article II, and without in any way limiting the obligations of Seller under
Article 2.1 of the Purchase Agreement, Seller shall protect, indemnify and hold harmless the Buyer, the Company and its Subsidiaries and their respective Affiliates from any and all Damages to which the Buyer, the Company and its Subsidiaries and their respective Affiliates may become subject if such Damages arise out of or are based upon:


         (a) Any adverse change in the assets, liabilities, operations, condition (financial or otherwise) of the Company or any of its Subsidiaries from that reflected in the Interim Historical Balance Sheet, including changes for Tax purposes, or the assumption of any obligation or liability either accrued, absolute, contingent or otherwise for Taxes or the creation of Encumbrances over any of their assets whether real, personal or intangible, solely as a result of, or with respect to, any of the Pre-Acquisition Acts;


         (b) Any charge to the Company or any of its Subsidiaries or the Buyer (or its respective Affiliates) with any violation of any Applicable Fiscal Law deriving from or related to any of the Pre-Acquisition Acts, which charge or violation, if determined adversely to the Company, any of its Subsidiaries or the Buyer (or any of its Affiliates) would adversely affect their business or the results of their operations or if it reasonably is expected to affect the rights of Buyer to own the Stock or operate the Business;


         (c) Failure by the Company or any of its Subsidiaries to have caused to be timely filed with appropriate federal, state, local and other Governmental Entities any documentation required to be filed with respect to the Company or its Subsidiaries, in connection with or otherwise relating to the Pre-Acquisition Acts or the failure to pay all Taxes due with respect to such documentation;


         (d) Any notice of deficiency, assessment, audit or investigation by any Governmental Entity with respect to the Company or its Subsidiaries or any adjustment proposed by any Governmental Entity in connection with any of the Company's or its Subsidiaries' tax returns deriving from the conduct of any of the Pre-Acquisition Acts;

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         (e) Any Proceeding of any nature existing prior to or after the Closing arising out of any of the Pre-Acquisition Acts, or arising out of facts or circumstances that existed at or prior to the Closing that are related to any of the Pre-Acquisition Acts; or


         (f) Any liabilities for federal, state or local Taxes, incurred or accrued by the Buyers or their respective Affiliates, the Company or any of the Subsidiaries as a result of the consummation of any of the Pre-Acquisition Acts.


         2.3. Reimbursement of Taxes. Buyer expressly agrees that with respect to any litigation, claim or proceeding which Seller shall have been a party to during the pre-acquisition period of time, Seller shall be the sole party responsible and/or beneficiary of the outcome of any such claim, proceeding or litigation, and, f such outcome should result in a reimbursement or right to set-off against any other taxes of any nature in favor of Seller, then Buyer shall reimburse and/or indemnify Seller for such amount within 30 days after the date of the decision. Seller expressly agrees that it will be its exclusive responsibility to properly carry out all necessary activities and procedures to obtain the final decision of said litigation, claim or proceeding. Seller expressly agrees to furnish official evidence of a decision granting a reimbursement or right to set-off.


         2.4 Time Limits on Liability. Anything contained in this Agreement to the contrary notwithstanding, the liability of Seller for indemnity shall only extend during the time in which the statutes of limitations expires pursuant to Mexican law provisions.


         2.5 Indemnification Procedures. The obligations and liabilities of Seller hereunder with respect to Damages shall be governed by the provisions of
Article 2.3 of the Purchase Agreement. Seller will agree to pay any such amount that may be applicable under this indemnification provision within 30 days.


                                   ARTICLE III


                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller represents and warrants to the Buyer as follows:


         3.1 Organization and Qualification. Seller is a corporation duly organized and validly existing under the laws of Mexico and has the corporate power and authority to enter into and perform this Agreement.


         3.2 Validity of Agreement. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

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                                   ARTICLE IV


                     REPRESENTATIONS AND WARRANTIES OF BUYER


         4.1 Organization and Qualification. Buyer is a corporation duly organized and validly existing under the laws of the United States and has the corporate power and authority to enter into and perform this Agreement.


         4.2 Validity of Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.


                                   ARTICLE V.


                               GENERAL PROVISIONS


         5.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of Seller contained in this Agreement shall survive the Closing.


         5.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, as follows:

         (a)      If to Seller:

                  Javier Fernandez Carbajal
                  Chief Financial Officer

                  Miguel Garcia y Garcia
                  General Counsel

                  Alejandro Rodriguez Mirelles
                  Director of Mergers and Acquisitions

                  BANCOMER, S.A.
                  Av. Universidad 1200
                  Col. Xoco
                  03339 Mexico, D.F.

         (b)      If to Buyer:

                  CLUB REGINA RESORTS, INC.
                  1900 Pennzoil Place-South tower
                  711 Louisiana Street
                  Houston, Texas 77002
                  U.S.A.


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                  Greenberg Traurig
                  c/o Andrew Zobler
                  153 E. 53rd Street
                  New York, New York 10022




         or to such other address as either party shall have specified by notice in writing to the other party.


         5.3 Entire Agreement. This Agreement supplements and does not supersede the Purchase Agreement.


         5.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. No right or obligation of Seller under this Agreement may be assigned by Seller without the prior written consent of Buyer; provided, however, that Buyer shall be entitled to assign this Agreement to an Affiliate prior notice to Seller.


         5.5 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.


         5.6 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


         5.7 Mediation/Arbitration. The provisions of Article XII of the Purchase Agreement are hereby incorporated by reference.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    BANCOMER, S.A. INSTITUCION DE BANCA
                                    MULTIPLE, GRUPO FINANCIERO


                                    By:
                                       ------------------------------------
                                             Javier Fernandez Carbajal
                                    Title    Chief Financial Officer


                                    CLUB REGINA RESORTS, INC.


                                    By:
                                       ------------------------------------
                                             Douglas Y. Bech
                                    Title    President